Exhibit 3.62

FORM NO.2

BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION

OF

Perryville Service Company Ltd.

(hereinafter referred to as “the Company”)

1.                                      The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.                                      We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

Anthony D. Whaley	Clarendon House 2 Church Street Hamilton, Bermuda	Yes	British	One

C.F. Alexander Cooper	“	Yes	British	One

John C.R. Collies	“	Yes	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.             The Company is to be an exempted Company as defined by the Companies Act 1981.

4.             The Company has power to hold land situated in Bermuda not exceeding in all, including the following parcels-

N/A

5.             The authorised share capital of the Company is US$12,000.00 divided into shares of US$100.00 each.  The minimum subscribed share capital of the Company is US$12,000.00.

6.             The objects for which the Company is formed and incorporated are -

1.                                       to provide design, engineering, construction, project development and management, research, plant operations, environmental and consultancy related services to the businesses mentioned thereto.

2.                                       as set out in paragraphs (b) to (n) and (p) to (u) inclusive of the Second Schedule to the Act.

7.             Powers of the Company

1.                                       the Company shall, pursuant to Section 42 of The Companies Act 1981, have the power to issue preference shares which are, at the option of the holder, liable to be redeemed.

Signed by each subscriber in the presence of at least one witness attesting the signature thereof -

(Subscribers)	(Witnesses)

SUBSCRIBED this 18th day of April 1997